UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2008

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 4, 2008, GMX Resources Inc. (the “Company”) issued a press release pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), to announce that it intends to offer, subject to market and other conditions, $100 million of convertible senior notes due 2013. The notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act by the financial institutions that are the initial purchasers of the notes. The terms of the offering are expected to include an option exercisable by the initial purchasers to purchase up to an additional $15 million aggregate principal amount of notes, solely to cover over-allotments, and within 30 days of the initial issuance of the notes

The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits.

The following Exhibits are filed as a part of this report:

99.1	Company Press Release dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/s/ James Merrill
James Merrill, Chief Financial Officer

Date: February 4, 2008

INDEX TO EXHIBITS

99.1	Company Press Release dated February 4, 2008.